                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           American Realty Trust, Inc.
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                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          AMERICAN REALTY TRUST, INC.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231
                           TELEPHONE: (214) 692-4700

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Stockholders of American Realty Trust, Inc.:

     PLEASE TAKE NOTICE that the Annual Meeting of Stockholders of American Realty Trust, Inc. (the "Company") will be held at 2:00 p.m., Dallas time, on Monday, April 7, 1997, at 10670 N. Central Expressway, Suite 600, Dallas, Texas 75231, to consider and vote upon the following matters:

          (1) the election of two Class II Directors of the Company for a three-year term expiring in 1999; and

          (2) the transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only Stockholders of record at the close of business on Friday, February 21, 1997, will be entitled to vote at the Annual Meeting. Stockholders are cordially invited to attend the Annual Meeting in person.

     Regardless of whether you plan to be present at the Annual Meeting, please promptly date, mark, sign and mail the enclosed proxy to American Stock Transfer and Trust Company in the envelope provided. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING. Your vote is important, regardless of the number of shares of the Company's common stock ("Shares") you own.

Dated: February 24, 1997

                                            BY ORDER OF THE BOARD OF DIRECTORS
                                              OF AMERICAN REALTY TRUST, INC.

                                                  /s/ ROBERT A. WALDMAN

                                                    Robert A. Waldman
                                                        Secretary

                                   IMPORTANT

     YOU CAN HELP THE COMPANY AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY SO THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE ANNUAL MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

           FAILURE TO VOTE MAY SUBJECT THE COMPANY TO FURTHER EXPENSE

     If your Shares are held in the name of a brokerage firm, nominee or other institution, only it can vote your Shares. Please contact promptly the person responsible for your account and give instructions for your Shares to be voted.

                          AMERICAN REALTY TRUST, INC.
                   10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                              DALLAS, TEXAS 75231
                           TELEPHONE: (214) 692-4700

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 7, 1997

                             ---------------------

                        GENERAL STOCKHOLDER INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of American Realty Trust, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") for a vote upon (1) the election of two Class II Directors for a three-year term expiring in 1999, and (2) the transaction of such other business as may properly come before the meeting or any adjournments thereof. The Annual Meeting will be held at 2:00 p.m., Dallas time, on Monday, April 7, 1997 at 10670 North Central Expressway, Suite 600, Dallas, Texas 75231. The Company's financial statements for the year ended December 31, 1995 were audited by BDO Seidman. Representatives of BDO Seidman are expected to be present at the Annual Meeting to respond to appropriate questions, and such representatives will have an opportunity to make a statement if they desire to do so. This Proxy Statement and the accompanying proxy are first being mailed to Stockholders on or about February 24, 1997. The Annual Report to Stockholders for the year ended December 31, 1995, has been mailed to all Stockholders under separate cover.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995 AND OF THE EXHIBITS THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED FREE OF CHARGE BY WRITING TO:

                         INVESTOR RELATIONS
                         AMERICAN REALTY TRUST, INC.
                         10670 NORTH CENTRAL EXPRESSWAY, SUITE 300
                         DALLAS, TEXAS 75231

STOCKHOLDERS ENTITLED TO VOTE

     Only holders of record of issued and outstanding shares of the Company's common stock (the "Shares") at the close of business on Friday, February 21, 1997, (the "Record Date"), are entitled to vote at the Annual Meeting and at any adjournments thereof. At the close of business on February 21, 1997 there were 12,914,376 Shares outstanding. Each holder is entitled to one vote for each Share held on the Record Date.

VOTING OF PROXIES

     When the enclosed proxy is properly executed and returned, the Shares represented thereby will be voted at the Annual Meeting in accordance with the instructions noted thereon. As to the election of the two nominees as Class II Directors (Proposal One), Stockholders may choose to vote for both of the nominees, withhold authority for voting for both of the nominees or withhold authority for voting for any individual nominee. In the absence of other instructions, the Shares represented by a properly executed and submitted proxy will be voted in favor of the nominees for election to the Board of Directors. The Board of Directors does not know of any other business to be brought before the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

VOTE REQUIRED FOR APPROVAL

     Pursuant to Section 3.2 of the By-laws of the Company, election of any Director requires the affirmative vote of a plurality of the votes cast at a meeting of Stockholders at which a quorum is present and voting. Abstentions and broker non-votes, if any, will not be included in vote totals, and, as such, will have no effect on any proposal. Section 2.5 provides that a majority of the outstanding Shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any such meeting.

     As of February 21, 1997 management and affiliates held 8,953,576 Shares representing approximately 69.3% of the Shares outstanding. Management intends to vote such Shares for the election of the two nominees for Class II Directors in accordance with the recommendation of the Board of Directors.

REVOCATION OF PROXIES

     A proxy is enclosed herewith. Any Stockholder who executes and delivers the proxy may revoke the authority granted thereunder at any time prior to its use by giving written notice of such revocation to American Stock Transfer and Trust Company, 40 Wall Street, 46th Floor, New York, New York 10005, or by executing and delivering a proxy bearing a later date. A STOCKHOLDER MAY ALSO REVOKE A PROXY BY ATTENDING AND VOTING AT THE ANNUAL MEETING.

FUTURE PROPOSALS OF STOCKHOLDERS

     Any proposal intended to be presented by a Stockholder at the 1997 Annual Meeting of Stockholders of the Company must be received at the principal office of the Company not later than May 31, 1997, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting.

                                 PROPOSAL ONE:
                         ELECTION OF CLASS II DIRECTORS

     The Articles of Incorporation of the Company provide for three classes of Directors to serve for staggered three-year terms. The term of two of the Company's five Directors -- the Class II Directors -- expires at the 1996 Annual Meeting.

NOMINEES

     Roy E. Bode and Al Gonzalez have been nominated to serve as Class II Directors of the Company for a new term expiring in 1999. Messrs. Bode and Gonzalez are currently Class II Directors of the Company. Messrs. Bode and Gonzalez have been nominated by the Board of Directors to serve for a three-year term or until their successors shall have been duly elected and qualified. Messrs. Bode and Gonzalez have consented to being named in this Proxy Statement as nominees and have agreed to serve as Class II Directors if elected. When a proxy is properly executed and returned, the Shares represented thereby will be voted in favor of the election of the nominees, unless authority to vote for any such nominee is specifically withheld. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for such other person as he or she may select in place of such nominee.

     The nominees for Class II Directors are listed below, together with their ages, terms of service, principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to a Director or nominee, means that the individual is an officer, director or employee of the Company's advisor, Basic Capital Management, Inc. ("BCM" or the "Advisor"), or an officer of the Company. The designation "Independent", when used below with respect to a Director or nominee, means that the individual is neither an officer of the Company nor a director, officer or employee of BCM, although the Company may have certain business or professional relationships with such Director, as discussed below under "Certain Business Relationships and Related Transactions".

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS              AGE
           -------------------------------------              ---
ROY E. BODE: Director (Class II) (Independent) (since 1996).  49

Vice President of Public Affairs (since May 1992) of
University of Texas Southwestern Medical Center; Editor
(June 1988 to December 1991) of Dallas Times Herald; and
Director (since 1991) of the DFW Metroplex Chapter of St.
Jude's Children's Research Hospital.

AL GONZALEZ: Director (Class II) (Independent) (since 1989).  59

President (since March 1991) of AGE Refining, Inc., a petroleum refining and marketing firm; President (January
1988 to March 1991) of Moody-Day Inc., which sells and leases construction equipment and supplies; owner and President of Gulf-Tex Construction Company; owner and lessor of two restaurant sites in Dallas, Texas; Director (since
April 1990) of Avacelle, Inc. ("Avacelle"); Director (1988 to 1992) of Medical Resource Companies of America; and member (1987 to 1989) of the Dallas City Council. On March
18, 1992, Avacelle filed a voluntary petition under Chapter
11 of the United States Bankruptcy Code and an Order confirming its Plan of Reorganization was entered October
18, 1993 by the United States Bankruptcy Court, Northern
Division of Oklahoma.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

     The Class I and Class III Directors, whose terms do not expire this year, are listed below, together with their ages, classes, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more. The designation "Affiliated", when used below with respect to the Directors, means that the Director is an officer, director or employee of BCM or an officer of the Company. The designation "Independent", when used below with respect to a Director, means that the Director is neither an officer of the Company nor a director, officer or employee of BCM, although the Company may have certain business or professional relationships with such Director, as discussed below under "Certain Business Relationships and Related Transactions".

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS              AGE
           -------------------------------------              ---
KARL L. BLAHA: Director (Class III) (Affiliated) (since       49
1996). President (since October 1993) and Executive Vice
President and Director of Commercial Management (April 1992
to October 1993).

Executive Vice President and Director of Commercial
Management (April 1992 to August 1995) of BCM,
Transcontinental Realty Investors, Inc. ("TCI"), Continental
Mortgage and Equity Trust ("CMET"), Income Opportunity
Realty Investors, Inc. ("IORI"), and Syntek Asset
Management, Inc. ("SAMI"), the managing general partner of Syntek Asset Management, L.P. ("SAMLP"), which is the general partner of National Realty, L.P. ("NRLP") and National Operating, L.P. ("NOLP") and a corporation owned by BCM; Executive Vice President (since October 1992) of Carmel
Realty, Inc. ("Carmel Realty"), a company affiliated with BCM which provides real estate brokerage services and commercial property management services; Executive Vice
President and Director of Commercial Management (April 1992 to February 1994) of National Income Realty Trust ("NIRT") and Vinland Property Trust ("VPT"); Partner -- Director of
National Real Estate Operations of First Winthrop
Corporation (August 1988 to March 1992); Corporate Vice
President of Southmark Corporation ("Southmark") (April 1984 to August 1988); and President of Southmark Commercial
Management (March 1986 to August 1988).

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS              AGE
           -------------------------------------              ---
OSCAR W. CASHWELL: Director (Class I) (Affiliated) (since     69
1992).

President (February 1994 to August 1995) of CMET, IORI and
TCI; Executive Vice President (August 1995 to January 1997) and President and Director of Property and Asset Management
(January 1994 to August 1995) and Assistant to the
President, Real Estate Operations (July 1989 to December
1993) of BCM; President (February 1994 to August 1995) and
Director (March 1994 to August 1995) of SAMI; and Assistant to the President, Real Estate Operations (March 1982 to June
1989) of Southmark.

DALE A. CRENWELGE: Director (Class III) (Independent) (since  38
1994).

President (since 1989) of Longhorn Consultants Commercial
Real Estate Group, Inc. and Crenwelge Commercial
Consultants, Inc., real estate marketing and management firms; and Assistant to the President (1985 to 1989) of Thompson Properties, a commercial real estate development, brokerage, management and investment company.

BOARD MEETINGS AND COMMITTEES

     The Company's Board of Directors held five meetings during 1995. For such year, no incumbent Director attended fewer than 75% of (i) the total number of meetings held by the Board during the period for which he had been a Director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.

     The Board of Directors has an Audit Committee, the function of which is to review the Company's operating and accounting procedures. The current members of the Audit Committee are Dale A. Crenwelge, Al Gonzalez and Roy E. Bode. The Audit Committee met twice during 1995.

     The Board of Directors has a Stock Option Committee to administer its 1987 Stock Option Plan. The function of the Stock Option Committee is, among other things, to determine which persons will be granted options, the number of Shares to be covered by the options and the exercise period of the options within the terms of the 1987 Stock Option Plan. The only current member of the Stock Option Committee is Al Gonzalez. The Stock Option Committee did not meet in 1995.

     The Company's Board of Directors does not have nominating or compensation committees.

EXECUTIVE OFFICERS

     The following persons currently serve as executive officers of the Company:
Karl L. Blaha, President; Bruce A. Endendyk, Executive Vice President; Randall
M. Paulson, Executive Vice President; and Thomas A. Holland, Executive Vice President and Chief Financial Officer. Their positions with the Company are not subject to a vote of Stockholders. The age, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more of Messrs. Endendyk, Holland and Paulson is set forth below.

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS              AGE
           -------------------------------------              ---
BRUCE A. ENDENDYK: Executive Vice President (since January    48
1995).

President (since January 1995) of Carmel Realty; Executive
Vice President (since January 1995) of BCM, SAMI, CMET, IORI and TCI; Management Consultant (November 1990 to December
1994); Executive Vice President (January 1989 to November
1990) of Southmark; President and Chief Executive Officer
(March 1988 to January 1989) of Southmark Equities
Corporation; and Vice President / Resident Manager (December
1975 to March 1988) of Coldwell Banker Commercial Real
Estate Services in Houston, Texas.

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS              AGE
           -------------------------------------              ---
THOMAS A. HOLLAND: Executive Vice President and Chief         54
Financial Officer (since August 1995); Senior Vice President and Chief Accounting Officer (July 1990 to August 1995).

Executive Vice President and Chief Financial Officer (since
August 1995) and Senior Vice President and Chief Accounting
Officer (July 1990 to August 1995) of TCI, CMET, IORI, BCM and SAMI; Secretary (since February 1997) of TCI, CMET and
IORI; Senior Vice President and Chief Accounting Officer
(July 1990 to February 1994) of NIRT and VPT; Vice President and Controller of Southmark (December 1986 to June 1990);
Vice President -- Finance of Diamond Shamrock Chemical
Company (January 1986 to December 1986); Assistant
Controller of Maxus Energy Corporation (formerly Diamond
Shamrock Corporation) (May 1976 to January 1986); Trustee of
Arlington Realty Investors (August 1989 to June 1990); and
Certified Public Accountant (since 1970).

RANDALL M. PAULSON: Executive Vice President (since January   50
1995).

President (since August 1995) and Executive Vice President
(January 1995 to August 1995) of SAMI, CMET, IORI and TCI and (October 1994 to August 1995) of BCM; Director (since
August 1995) of SAMI; Vice President (1993 to 1994) of GSSW,
LP, a joint venture of Great Southern Life and Southwestern
Life; Vice President (1990 to 1993) of Property Company of
America Realty, Inc.; President (1990) of Paulson Realty
Group; President (1983 to 1989) of Johnstown Management
Company; and Vice President (1979 to 1982) of Lexton-Ancira.

OFFICERS

     Although not executive officers of the Company, the following persons currently serve as officers of the Company: Mark W. Branigan, Senior Vice President-Residential Asset Management; Lynn W. Humphries, Senior Vice President-Commercial Asset Management; Robert A. Waldman, Senior Vice President, General Counsel and Secretary; and Drew D. Potera, Vice President and Treasurer. Their positions with the Company are not subject to a vote of Stockholders. Their ages, terms of service, all positions and offices with the Company or BCM, other principal occupations, business experience and directorships with other companies during the last five years or more are set forth below.

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS              AGE
           -------------------------------------              ---
MARK W. BRANIGAN: Senior Vice President-Residential Asset     42
Management (since December 1996) and Vice President
(February 1994 to December 1996).

Senior Vice President -- Residential Asset Management (since
December 1996) and Vice President (January 1994 to December
1996) of SAMI, CMET, IORI and TCI; Executive Vice President of BCM (since May 1995); Executive Vice President (1984 to
1991) of Byron Investments, Inc.; Manager (May 1981 to 1983) of Treasury Services of Southmark; and Director (1977 to
April 1981) of Investor Relations for Syntek Corp.

LYNN W. HUMPHRIES: Senior Vice President-Commercial Asset     46
Management (since May 1996).

Senior Vice President -- Commercial Asset Management (since
May 1996) of BCM, CMET, TCI, IORI and SAMI; Vice President
(January 1994 to May 1996) of the Amend Group; Vice
President (1980 to 1993) of Equitable Real Estate Investment
Management, Inc.; and Senior Vice President (1975 to 1980) of Sanders Campbell & Company.

                NAME, PRINCIPAL OCCUPATIONS,
           BUSINESS EXPERIENCE AND DIRECTORSHIPS              AGE
           -------------------------------------              ---
ROBERT A. WALDMAN: Senior Vice President and General Counsel  44
(since January 1995), Secretary (since December 1989) and
Vice President (January 1993 to January 1995).

Senior Vice President and General Counsel (since January
1995), Vice President (since December 1990) and Secretary
(December 1993 to February 1997) of CMET, IORI and TCI;
Senior Vice President and General Counsel (since November
1994), Vice President and Corporate Counsel (November 1989 to November 1994) and Secretary (since November 1989) of
BCM; Vice President (December 1990 to February 1994) and
Secretary (December 1993 to February 1994) of NIRT and VPT;
and Director (February 1987 to October 1989), General
Counsel and Secretary (1985 to October 1989) of Red Eagle
Resources Corporation (oil and gas).

DREW D. POTERA: Vice President (since December 1996),         37
Treasurer (since August 1991) and Assistant Treasurer
(December 1990 to August 1991).

Vice President (since December 1996) and Treasurer (since
December 1990) of IORI, CMET and TCI; Vice President,
Treasurer and Securities Manager (since July 1990) of BCM;
Vice President and Treasurer (since February 1992) of SAMI;
Treasurer (December 1990 to February 1994) of NIRT and VPT;
and Financial Consultant with Merrill Lynch, Pierce, Fenner
& Smith, Incorporated (June 1985 to June 1990).

     In addition to the foregoing officers, the Company has several vice presidents and assistant secretaries who are not listed herein.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

     Under the securities laws of the United States, the Company's Directors, executive officers, and any persons holding more than ten percent of the Company's Shares of Common Stock are required to report their ownership of the Company's Shares and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report any failure to file by these dates during 1995. All of these filing requirements were satisfied by the Company's Directors and executive officers and ten percent holders. In making these statements, the Company has relied on the written representations of its incumbent Directors and executive officers and its ten percent holders and copies of the reports that they have filed with the Commission.

THE ADVISOR

     Although the Company's Board of Directors is directly responsible for managing the affairs of the Company and for setting the policies which guide it, the day-to-day operations of the Company are performed by BCM, a contractual advisor under the supervision of the Company's Board of Directors. The duties of the advisor include, among other things, investigating, evaluating and recommending real estate and mortgage loan investment opportunities as well as financing and refinancing sources for the Company. The advisor also serves as a consultant in connection with the Company's business plan and investment policy decisions made by the Company's Board of Directors.

     BCM has served as advisor to the Company since February 1989 pursuant to a written advisory agreement (the "Advisory Agreement"). BCM is a company owned by a trust for the benefit of the children of Gene E. Phillips, who served as the Chairman of the Board and a Director of the Company until November 16, 1992. Mr. Gene E. Phillips served as a director of BCM until December 22, 1989 and as Chief Executive Officer of BCM until September 1, 1992. Ryan T. Phillips, the son of Gene E. Phillips and a Director of the Company until June 1996, is also a director of BCM and a trustee of the trust which owns BCM. Mr. Cashwell, a Director of the Company, served as Executive Vice President of BCM until January 1997.

     Mr. Gene E. Phillips serves as a representative of the trust which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to BCM's performance of advisory services to the Company. As of February 21, 1997, BCM owned 5,114,660 shares of the Company's Common Stock, 39.6% of the Shares then outstanding.

     The Advisory Agreement provides for the advisor to receive monthly base compensation at the rate of 0.125% (1.5% on an annualized basis) of the average of the aggregate book value of the Company's assets invested in equity interests in and loans secured by real estate before non-cash reserves (the "Average Invested Assets").

     On October 23, 1991, based on the recommendation of BCM, the Company's Board of Directors approved a reduction in the advisor's base fee by 50% effective October 1, 1991. This reduction remains in effect until the Company's earnings for the four preceding quarters equals or exceeds $2.00 per share.

     In addition to base compensation, BCM or an affiliate of BCM receives the following forms of compensation to be paid to BCM or an affiliate of BCM:

          (a) an acquisition fee for locating, leasing or purchasing real estate for the Company in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or
     (ii) up to 6% of the costs of acquisition, inclusive of commissions, if any, paid to nonaffiliated brokers;

          (b) a disposition fee for the sale of each equity investment in real estate in an amount equal to the lesser of (i) the amount of compensation customarily charged in similar arm's-length transactions or (ii) 3% of the sales price of each property, exclusive of fees, if any, paid to non-affiliated brokers;

          (c) a loan arrangement fee in an amount equal to 1% of the principal amount of any loan made to the Company arranged by BCM;

          (d) an incentive fee equal to 10% of net income for the year in excess of a 10% return on stockholders' equity, and 10% of the excess of net capital gains over net capital losses, if any, realized from sales of assets made under contracts entered into after April 15, 1989; and

          (e) a mortgage placement fee, on mortgage loans originated or purchased, equal to 50%, measured on a cumulative basis, of the total amount of mortgage origination or placement fees on mortgage loans made by the Company for the fiscal year.

     The Advisory Agreement further provides that BCM shall bear the cost of certain expenses of its employees, excluding fees paid to the Company's Directors; rent and other office expenses of both BCM and the Company (unless the Company maintains office space separate from that of BCM); costs not directly identifiable to the Company's assets, liabilities, operations, business or financial affairs; and miscellaneous administrative expenses relating to the performance by BCM of its duties under the Advisory Agreement.

     If and to the extent that the Company shall request BCM, or any director, officer, partner or employee of BCM, to render services to the Company other than those required to be rendered by BCM under the Advisory Agreement, such additional services, if performed, will be compensated separately on terms agreed upon between such party and the Company from time to time. The Company has requested that BCM perform loan administration functions, and the Company and BCM have entered into a separate agreement, as described below.

     The Advisory Agreement automatically renews from year to year unless terminated in accordance with its terms. The Company's management believes that the terms of the Advisory Agreement are at least as fair as could be obtained from unaffiliated third parties.

     Pursuant to the Advisory Agreement, BCM serves as the loan administration/servicing agent for the Company, under an agreement dated as of October 4, 1989, and terminable by either party upon thirty days' notice, under which BCM services most of the Company's mortgage notes and receives as compensation a monthly fee of 0.125% of the month-end outstanding principal balances of the mortgage loans serviced.

     Situations may develop in which the interests of the Company are in conflict with those of one or more Directors or officers of the Company in their individual capacities or of BCM, or of their respective affiliates. In addition to services performed for the Company, as described above, BCM actively provides similar services as agent for, and advisor to, other real estate enterprises, including persons and entities involved in real estate development and financing, including CMET, TCI and IORI. BCM also performs certain administrative services for NRLP on behalf of NRLP's general partner, SAMLP. The Advisory Agreement provides that BCM may also serve as advisor to other entities. As advisor, BCM is a fiduciary of the Company's public investors. In determining to which entity a particular investment opportunity will be allocated, BCM will consider the respective investment objectives of each entity and the appropriateness of a particular investment in light of each such entity's existing mortgage note and real estate portfolio and which entity has had uninvested funds for the longest period of time. To the extent any particular investment opportunity is appropriate to more than one such entity, such investment opportunity will be allocated to the entity that has had uninvested funds for the longest period of time or if appropriate, the investment may be shared among various entities. See "Certain Business Relationships and Related Party Transactions -- Certain Business Relationships" below.

     The directors and principal officers of BCM are set forth below:

        Mickey N. Phillips: Director

        Ryan T. Phillips: Director

        Randall M. Paulson: President

        Mark W. Branigan: Executive Vice President -- Residential Asset
                          Management

        Bruce A. Endendyk: Executive Vice President

        Thomas A. Holland: Executive Vice President and Chief Financial Officer

        Cooper B. Stuart: Executive Vice President

        Clifford C. Towns, Jr.: Executive Vice President -- Finance

        Dan S. Allred: Senior Vice President -- Land Development

        Lynn W. Humphries: Senior Vice President -- Commercial Asset Management

        Robert A. Waldman: Senior Vice President, General Counsel and Secretary

        Drew D. Potera: Vice President, Treasurer and Securities Manager

     Mickey N. Phillips is the brother of Gene E. Phillips and Ryan T. Phillips is the son of Gene E. Phillips. Gene E. Phillips serves as a representative of the trust established for the benefit of his children which owns BCM and, in such capacity, has substantial contact with the management of BCM and input with respect to its performance of advisory services to the Company. As of February 21, 1997, BCM owned 5,114,660 Shares of the Company's Common Stock, 39.6% of the Company's then outstanding Shares.

PROPERTY MANAGEMENT

     Since February 1, 1990, affiliates of BCM have provided property management services to the Company. Currently, Carmel Realty Services, Ltd. ("Carmel, Ltd.") provides property management services for a fee of 5% or less of the monthly gross revenue of the properties under management. Carmel, Ltd. subcontracts with other entities for the provision of the property-level management services to the Company at various rates. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) Syntek West, Inc. ("SWI"), of which Gene E. Phillips is the sole stockholder (ii) Gene E. Phillips and (iii) a trust for the benefit of the children of Gene E. Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's shopping center to Carmel Realty, which is owned by SWI. Carmel Realty is entitled to receive property and construction management fees and leasing commissions in accordance with the terms of its property-level management agreement with Carmel, Ltd.

EXECUTIVE COMPENSATION

     The Company has no employees, payroll or employee benefit plans and pays no compensation to executive officers of the Company. The Directors and executive officers of the Company who are also officers or employees of the Company's Advisor are compensated by the Advisor. Such affiliated Directors and executive officers of the Company perform a variety of services for the Advisor and the amount of their compensation is determined solely by the Advisor. BCM does not allocate the cash compensation of its officers among the various entities for which it serves as advisor.

     The only direct remuneration paid by the Company is to those Directors who are not officers or employees of BCM or its affiliated companies. The Company compensates such Independent Directors at a rate of $5,000 per year, plus $500 per meeting attended and $300 per Audit Committee meeting attended. During 1995, $25,350 was paid to Independent Directors in total Directors' fees for all meetings, as follows: Al Gonzalez, $7,300; Dale A. Crenwelge, $7,500; Ryan T. Phillips, $5,750; and G. Wayne Watts, $4,800.

     In July 1987, the Company's Board of Directors, including all of the Independent Directors, approved the Company's 1987 Stock Option Plan (the "Plan"). The Plan was approved by the Stockholders at the Company's Annual Meeting on June 8, 1988. The Plan was intended principally as an incentive for and as a means of encouraging ownership of the Company's Common Stock, by eligible persons, including certain Directors and officers of the Company. Options may be granted either as incentive stock options (which qualify for certain favorable tax treatment), or as non-qualified stock options. Incentive stock options cannot be granted to, among others, persons who are not employees of the Company, or to persons who fail to satisfy certain criteria concerning ownership of less than 10% of the Company's Shares. The Plan is administered by the Stock Option Committee, which currently consists of one Independent Director of the Company. The exercise price per share of an option will not be less than 100% of the fair market value per share on the date of grant thereof. The Company receives no consideration for the grant of an option. As of February 21, 1997, there were no stock options outstanding under the Plan.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the Company's shares of Common Stock with the Dow Jones Equity Market Index ("DJ Equity Index") and the Dow Jones Real Estate Investment Index ("DJ Real Estate Index"). The comparison assumes that $100 was invested on December 31, 1990 in shares of the Company's Common Stock and in each of the indices and further assumes the reinvestment of all dividends. Past performance is not necessarily an indicator of future performance.

                            COMPARISON OF FIVE YEAR
                            CUMULATIVE TOTAL RETURN

--------------------------------------------------------------------------------------------------
         MEASUREMENT PERIOD                        THE             DJ EQUITY        DJ REAL ESTATE
        (FISCAL YEAR COVERED)                    COMPANY             INDEX               INDEX
--------------------------------------------------------------------------------------------------
1990                                                100               100                  100
--------------------------------------------------------------------------------------------------
1991                                                 95               132                  112
--------------------------------------------------------------------------------------------------
1992                                                114               145                  101
--------------------------------------------------------------------------------------------------
1993                                                220               158                  118
--------------------------------------------------------------------------------------------------
1994                                                236               159                  112
--------------------------------------------------------------------------------------------------
1995                                                268               221                  139
--------------------------------------------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Security Ownership of Management. The following table sets forth the ownership of the Company's Common Stock, both beneficially and of record, both individually and in the aggregate, for the Directors and executive officers of the Company, as of the close of business on February 21, 1997.

                                           AMOUNT AND NATURE
          NAME AND ADDRESS OF                OF BENEFICIAL              PERCENT OF
            BENEFICIAL OWNER                   OWNERSHIP                 CLASS(1)
          -------------------              -----------------            ----------
All Directors and Executive Officers as
  a group (8 persons)...................       8,855,244(2)(3)(4)(5)       68.6%

---------------

(1) Based on 12,914,376 Shares outstanding on February 21, 1997.

(2) Includes 818,008 Shares owned by CMET over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of CMET. Also includes 195,732 Shares owned by NOLP over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of SAMI, the managing general partner of SAMLP, the general partner of NOLP. The executive officers of the Company disclaim beneficial ownership of such Shares.

(3) Includes 5,114,660 Shares owned by BCM over which the executive officers of the Company may be deemed to be beneficial owners by virtue of their positions as executive officers of BCM. The executive officers of the Company disclaim beneficial ownership of such Shares.

(4) Includes 2,432 Shares owned directly over which Thomas A. Holland and his wife jointly hold voting and dispositive power, and an additional 332 Shares held by Mr. Holland in an individual retirement account.

(5) Includes 960,000 Shares owned by Rosedale Equities, Inc., a wholly-owned subsidiary of the Company. Also includes 500,000 shares owned by ND Investments, Inc., a wholly-owned subsidiary of the Company, and 1,264,000 shares owned by Garden Capital Merchandise Mart, Inc., a wholly-owned subsidiary of the Company. Such Shares are pledged as additional collateral for loans to the Company.

     Security Ownership of Certain Beneficial Owners. The following table sets forth the ownership of the Company's Common Stock both beneficially and of record, both individually and in the aggregate, for those persons or entities known by the Company to be the owner of more than 5% of the shares of the Company's Common Stock as of the close of business on February 21, 1997.

                                           AMOUNT AND NATURE
          NAME AND ADDRESS OF                OF BENEFICIAL        PERCENT OF
            BENEFICIAL OWNER                   OWNERSHIP           CLASS(1)
          -------------------              -----------------      ----------
Basic Capital Management, Inc. .........       5,114,660             39.6%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231
Davister Corp./Nanook Partners, L.P. ...       1,669,436             12.9%
  10670 N. Central Expressway
  Suite 501
  Dallas, Texas 75231
Rosedale Equities, Inc. ................         960,000              7.4%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231
Continental Mortgage and Equity Trust...         818,088              6.1%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231
Ryan T. Phillips........................       5,212,992(2)(3)       40.7%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231
Garden Capital Merchandise Mart, Inc....       1,264,000              9.8%
  10670 N. Central Expressway
  Suite 300
  Dallas, Texas 75231

---------------

(1) Based on 12,914,376 Shares of Common Stock outstanding on February 21, 1997.

(2) Includes 5,114,660 Shares owned by BCM over which Ryan T. Phillips may be deemed to be the beneficial owner by virtue of his position as a director of BCM. Mr. Phillips disclaims beneficial ownership of such Shares.

(3) Includes 98,332 Shares owned by the Gene E. Phillips Children's Trust. Ryan
    T. Phillips is a beneficiary of such trust.

CERTAIN BUSINESS RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Policies with Respect to Certain Activities. The By-laws of the Company, as amended, provide, in accordance with Georgia law, that no contract or transaction between the Company and one or more of its Directors or officers, or between the Company and any other corporation, partnership, association or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for that reason, or solely because the Director or officer is present at or participates in the meeting of the Company's Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her votes are counted for such purpose, if one or more of the following three conditions are met: (i) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Company's Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors constitute less than a quorum; (ii) the material facts as to his or her interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved or ratified in good faith by vote of such Stockholders; or (iii) the contract or transaction is fair to the Company as of the time it is authorized, approved or ratified by the Company's Board of Directors, a committee thereof, or the Stockholders.

     The Company's policy is to have such contracts or transactions approved or ratified by a majority of the disinterested Directors of the Company with full knowledge of the character of such transactions, as being fair and reasonable to the Stockholders at the time of such approval or ratification under the circumstances then prevailing. Such Directors also consider the fairness of such transactions to the Company. Management believes that, to date, such transactions have represented the best investment alternatives available at the time and were at least as advantageous to the Company as other investments that could have been obtained.

     The Company expects to enter into future transactions with entities the officers, trustees, directors or stockholders of which are also officers, Directors or Stockholders of the Company if such transactions would be beneficial to the operations of the Company and consistent with the Company's then-current investment objectives and policies, subject to approval by a majority of disinterested Directors as discussed above.

     The Company does not prohibit its officers, Directors, Stockholders or related parties from engaging in business activities of the types conducted by the Company.

CERTAIN BUSINESS RELATIONSHIPS

     As mentioned above, BCM is a corporation of which Messrs. Paulson, Endendyk and Holland serve as executive officers. BCM is beneficially owned by a trust for the benefit of the children of Gene E. Phillips, the trustees of which are Mickey N. Phillips and Ryan T. Phillips. Mickey N. Phillips and Ryan T. Phillips, brother and son, respectively, of Gene E. Phillips, are also directors of BCM.

     CMET, IORI and TCI have the same relationship with BCM as does the Company. In addition, BCM has been engaged to perform certain administrative functions for NRLP and NOLP. Gene E. Phillips is a general partner of SAMLP, NRLP's and NOLP's general partner, and was until May 1996 an officer and director of SAMLP's managing general partner, SAMI. BCM is the sole stockholder of SAMI. The Company is a limited partner and a 96% owner of SAMLP.

     In February 1995, Davister Corp., a general partner of Nanook Partners, L.P., which owns in excess of 14% of the outstanding shares of the Company's Common Stock, funded two loans each in the amount of $100,000 to Al Gonzalez, a Director of the Company. Both notes were unsecured, accrued interest at a rate of 12% per annum and matured 120 days from the date of their respective originations. Both notes were paid in full December 4, 1995.

     In October 1995, Nevada Sea Investments, Inc., an affiliate of BCM, advanced $100,000 to Mr. Gonzalez and agreed to fund Mr. Gonzalez' obligation under a $400,000 promissory note relating to his purchase of the common stock of AGE Refining, Inc. ("AGE"). In consideration of this funding, Nevada Sea

Investments, Inc. received ownership of 49% of the common stock of AGE and Mr. Gonzalez retained 51% of the common stock of AGE. Mr. Gonzalez is President of AGE.

     In March 1994, an entity affiliated with Ryan Phillips, a Director of the Company until June 1996, advanced BCM $893,000 on an unsecured demand note. The note bears interest at 10% per annum with interest only payable monthly. During 1995, BCM made several principal reduction payments. The principal balance of the loan was $361,000 at December 31, 1995.

     In February 1996, BCM advanced an entity affiliated with Ryan Phillips $986,000 on an unsecured demand note. The note bears interest at 10% per annum with interest only payable monthly.

     In April 1996, the Company guaranteed the payment of three notes which were payable by MHK Investment Corp. ("MHK"). MHK is owned by Bradford A. Phillips who is the son of Gene E. Phillips and a beneficiary of the trust which owns BCM. As of February 18, 1997, two of the notes, in the amounts of $25,000 and $45,000, had been paid in full and one note in the amount of $83,500 remained outstanding.

     Since February 1, 1990, the Company has contracted with affiliates of BCM for property management services. Currently, Carmel, Ltd. provides such property management services. The general partner of Carmel, Ltd. is BCM. The limited partners of Carmel, Ltd. are (i) SWI, a company of which Gene E. Phillips is the sole stockholder, (ii) Mr. Phillips and (iii) a trust for the benefit of the children of Mr. Phillips. Carmel, Ltd. subcontracts the property-level management of the Company's shopping center to Carmel Realty, Inc., which is owned by SWI.

     Affiliates of BCM provide brokerage services to the Company and receive brokerage commissions in accordance with the Advisory Agreement.

     The Company owns an equity interest in each of CMET, IORI, TCI, NRLP and SAMLP. In addition, CMET and NRLP own a beneficial interest in the Company and SAMLP owns a beneficial interest in TCI.

RELATED PARTY TRANSACTIONS

     In January 1992, the Company entered into a partnership agreement with an entity affiliated with Donald C. Carter, a private investor, to acquire 287 developed residential lots adjacent to the Company's other residential lots in Fort Worth, Texas. The Company paid $717,000 in cash for its 50% general partnership interest. The partnership agreement designates the Company as managing general partner. The partnership agreement also provides that each of the partners is guaranteed a 10% return on their respective investments. At December 31, 1995, 155 lots remained to be sold. Through December 31, 1995, Mr. Carter had received $226,000 in return of capital distributions and $120,000 in profit distribution from the partnership.

     In June 1992, the Company obtained a $3.3 million loan from Mr. Carter. The note was collateralized by an assignment of the Company's interest in a partnership which owns residential lots in Fort Worth, Texas and the Company's interest in undeveloped land in downtown Atlanta, Georgia. The loan also provided for Mr. Carter's participation in the proceeds from either the sale or refinancing of the Atlanta land. Mr. Carter also had the right to put his participation to the Company in exchange for a payment of $623,000. On December 2, 1993, Mr. Carter exercised his put which required full payment by the Company by January 2, 1996. The put was paid in full in May 1995 and the note was paid off at its May 11, 1995 maturity.

     In 1995, the Company paid BCM and its affiliates $1.2 million in advisory and mortgage servicing fees, $905,000 in real estate brokerage commissions, $95,000 in loan arrangement fees and $1.2 million in property and construction management fees and leasing commissions, net of property management fees paid to subcontractors, other than Carmel Realty. In addition, as provided in the Advisory Agreement, BCM received cost reimbursements from the Company of $516,000 in 1995.

                         SELECTION OF AUDITORS FOR 1996

     The Company's auditors for the 1995 fiscal year were BDO Seidman. A representative of BDO Seidman will attend the annual meeting. The Board of Directors has selected BDO Seidman as the auditors for the Company for the 1996 fiscal year.

                                 OTHER MATTERS

     Management knows of no other matters that may properly be, or that are likely to be, brought before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

                              FINANCIAL STATEMENTS

     The audited consolidated balance sheets of the Company, in comparative form as of December 31, 1995 and 1994, and the audited consolidated statements of operations and consolidated statements of cash flows for the years ended December 31, 1995, 1994 and 1993 are contained in the 1995 Annual Report to Stockholders. However, such report and the financial statements contained therein are not to be considered part of this solicitation.

                            SOLICITATION OF PROXIES

     This Proxy Statement is furnished to Stockholders to solicit proxies on behalf of the Directors of the Company. The cost of soliciting proxies will be borne by the Company. Directors and officers of the Company may, without additional compensation, solicit by mail, in person or by telecommunication. In addition, the Company has retained Shareholder Communications Corporation ("SCC") to assist in the solicitation of proxies. An agreement with SCC provides that it will distribute materials relating to the solicitation of proxies, contact Stockholders to confirm receipt of materials and answer questions relating thereto. SCC is to be paid a base fee of $2,000 plus out-of-pocket expenses and is to be indemnified against certain liability incurred as a result of the provision of such services.

                                            By Order of the Board of Directors

                                            /s/ KARL L. BLAHA

                                            KARL L. BLAHA
                                            President

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES ON THE ENCLOSED PROXY. REGARDLESS OF HOW YOU WISH TO VOTE YOUR SHARES, YOUR BOARD OF DIRECTORS URGES YOU TO PROMPTLY SIGN, DATE AND MAIL THE ENCLOSED PROXY.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 7, 1997
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         AMERICAN REALTY TRUST, INC.

    The undersigned hereby appoints THOMAS A. HOLLAND and ROBERT A. WALDMAN, and each of them, Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to be at the Annual Meeting of Stockholders of AMERICAN REALTY TRUST, INC., to be held on Monday, April 7, 1997, at 2:00 p.m. (Dallas time), or at any adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

THE BOARD OF DIRECTORS OF AMERICAN REALTY TRUST, INC. RECOMMENDS A VOTE FOR THE NOMINEES.

YOUR PROXY IS IMPORTANT. PLEASE INDICATE YOUR SUPPORT FOR THE BOARD OF DIRECTORS BY MARKING THE BOXES FOR ELECTION OF THE CLASS II DIRECTORS. PLEASE SIGN, DATE AND MAIL THIS CARD TODAY IN THE ENCLOSED ENVELOPE. IF NOT OTHERWISE MARKED ABOVE, YOUR PROXY WILL BE VOTED FOR THE ELECTION OF THE CLASS II NOMINEES. THIS PROXY REVOKES ALL PREVIOUS PROXIES.

           (continued and to be signed and dated on the other side)

                                                                   -------------
                                                                    SEE REVERSE
                                                                        SIDE
                                                                   -------------

[X] PLEASE MARK YOUR
    VOTE AS IN THIS
    EXAMPLE.

1. ELECTION OF     FOR      WITHHOLD     NOMINEES: Roy E. Bode
   CLASS II                 AUTHORITY              Al Gonzalez
   DIRECTORS:      [ ]        [ ]

For all nominees listed except as marked to the contrary below:

---------------------------------------------------------------

Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space below. when a proxy card is properly executed and returned, the Shares represented thereby will be voted in favor of the election for each of the nominees, unless authority to vote for any such nominee is specifically withheld. There will be no cumulative voting for the election of Class II Directors. If any nominee is unable to serve or will not serve (an event which is not anticipated), then the person acting pursuant to the authority granted under the proxy will cast votes for the remaining nominees and, unless the Board of Directors takes action to reduce the number of Class II Directors, for such other person(s) as he or she may select in place of such nominees.

2. OTHER BUSINESS:                             FOR     AGAINST    ABSTAIN
   I AUTHORIZE the aforementioned              [ ]       [ ]        [ ]
   proxies in their discretion to vote
   upon such other business as may
   properly come before the Annual
   Meeting and any adjournments thereof.


SIGNATURE                                         DATE                    , 1997
         -----------------------------------------    --------------------
SIGNATURE (IF JOINTLY HELD)                       TITLE
                           -----------------------     -------------------------
Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When signing for corporation, please sign full corporate name by an authorized officer. When signing for a partnership, please sign partnership name by an authorized person. If shares are held in more than one capacity, this proxy shall be deemed valid for all shares held in all capacities.